UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 22, 2007
TRANSMETA CORPORATION

(Exact name of Registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

000-31803	77-0402448

(Commission File Number)	(IRS Employer Identification No.)

2540 Mission College Boulevard, Santa Clara, CA	95054

(Address of principal executive offices)	(Zip Code)
(408) 919-3000

(Registrant’s telephone number, including area code)
NOT APPLICABLE

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.4225)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13-3-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On October 22, 2007, Transmeta Corporation, a Delaware corporation (“Transmeta”), entered into an agreement with Intel Corporation, a Delaware corporation (“Intel”), providing for a settlement of all claims between the two companies and for the licensing of the Transmeta patent portfolio to Intel for use in current and future Intel products.
     The agreement will grant Intel a perpetual non-exclusive license to all Transmeta patents and patent applications, including any patent rights later acquired by Transmeta, now existing or as may be filed during the next ten years. Transmeta will also transfer technology and grant to Intel a non-exclusive license to Transmeta’s LongRun and LongRun2 technologies and future improvements. Under the agreement, Intel will covenant not to sue Transmeta for the development and licensing to third parties of Transmeta’s LongRun and LongRun2 technologies.
     The agreement provides for Intel to make an initial $150 million payment to Transmeta as well as to pay Transmeta an annual license fee of $20 million for each of the next five years.
     The agreement also provides for the parties to dismiss their pending patent litigation with prejudice and for a mutual general release of all claims of any type between the parties.
Item 8.01 Other Events.
     On October 24, 2007, as soon as possible after receiving approval as to form from Intel in accordance with the agreement described above in Item 1.01, Transmeta issued a press release announcing that agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
Number	Exhibit Title or Description

99.1	Press release dated October 24, 2007.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSMETA CORPORATION
Date: October 24, 2007	By:	/s/ John O’Hara Horsley
John O’Hara Horsley,
Executive Vice President, General Counsel & Secretary

Exhibit Index

Exhibit
Number	Exhibit Title or Description

99.1	Press release dated October 24, 2007.